Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): May 2, 2007.

ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)

Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (651) 998-0612

ICrystal, Inc.
(Former name or former address, if changed since last report)

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Form 8-K
ALL Fuels & Energy Company
Item 8.01.	Other Events
On May 2, 2007, our board of directors approved a forward split of our common stock at a ratio of one(1)-new-share-for-every-two(2)-shares-owned. The record date for the forward split of our common stock is May 14, 2007. On May 15, 2007, the new shares will be mailed to our shareholders of record as of the close of business on May 14, 2007, without any action on the part of our shareholders. Prior to this forward split, we had approximately 33,540,754 shares of our common stock outstanding; following this forward split, we will have approximately 50,311,131 shares of our common stock outstanding.

In connection with the forward split of our common stock, on May 2, 2007, we issued the press release reproduced below:
ICRI Board Approves Forward Stock Split
Holders to Receive One New Share for Every Two Shares Owned; Record Date Set as May 14, 2007

Johnston, Ia., May 2, 2007 -- ICrystal, Inc. (Pink Sheets: ICRI), a Johnston, Iowa-based ethanol company that is to change its name to "ALL Fuels & Energy Company", today announced that its board of directors had approved a forward split of its outstanding shares of common stock on a one-new-share-for-every-two-shares-owned basis. The record date for the forward stock split is the close of business on May 14, 2007.

"Our board believes this forward stock split will add value to the ownership of our stock as we continue our strategies building and acquiring 500 million gallons of annual ethanol production," said Dean Sukowatey, ICRI's President.

Mr. Sukowatey further explained that shareholders would not be required to take any action, in order to receive the additional shares of common stock.
About the ICRI
ICRI expects that it will change its corporate name to "ALL Fuels & Energy Company" on or about May 3, 2007.
Visit the company online at: www.allenergycompany.com.

The company was organized to operate as an ethanol producer, focusing primarily on the production and sale of ethanol and its co-products. To date, the company has: obtained $2 million in private equity funding; purchased 150 acres on which to build its proposed ethanol production facility in Manchester, Iowa; signed a five-plant engineering and design agreement with Delta-T Corporation (Delta-T is a Virginia-based company with over twenty years of experience in the ethanol industry that management believes possesses superior expertise and superior technologies in the ethanol production space); engaged Natural Resources Group to handle water-related environmental matters relating to the proposed Manchester ethanol production facility; engaged Yaggy-Colby to handle air-related environmental matters relating to the proposed Manchester ethanol production facility; and investigated and become involved in the potential acquisition of one or more existing ethanol production facilities, including Ace Ethanol.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements". These forward-looking statements can generally be identified as such because the context of the statement will include words such as "expects", "should", "believes", "anticipates" or words of similar import. Similarly, statements that describe ICRI's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the ability of AEC and/or ICRI to obtain needed financing, as well as the financial performance of ICRI, which could cause actual results to differ materially from those anticipated. Although ICRI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release, and ICRI does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact: ICrystal, Inc., Dean Sukowatey, President, 515-331-6509
* * * END OF PRESS RELEASE * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: May 4, 2007.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President